Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

September 25, 2018

Fiserv, Inc.

255 Fiserv Drive

Brookfield, Wisconsin 53045

Ladies and Gentlemen:

We have acted as counsel for Fiserv, Inc., a Wisconsin corporation (the “Company”), in connection with a Registration Statement on Form S-3 (Registration No. 333-227436) (the “Registration Statement”), including the prospectus constituting a part thereof, dated September 20, 2018, and the prospectus supplement, dated September 20, 2018 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $1,000,000,000 aggregate principal amount of the Company’s 3.800% Senior Notes due 2023 (the “2023 Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 4.200% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Notes have been issued under the Indenture, dated as of November 20, 2007 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2023 Notes (the “2023 Supplemental Indenture”), and by a supplemental indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2028 Notes (the “2028 Supplemental Indenture”).

As counsel to the Company in connection with the issuance and sale of the Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture, the 2023 Supplemental Indenture and the 2028 Supplemental Indenture; (iii) the Notes; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Fiserv, Inc.

September 25, 2018

Based upon and subject to the foregoing and the other matters set forth herein, assuming that (i) each of the Indenture, the 2023 Supplemental Indenture and the 2028 Supplemental Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee and (ii) the Notes have been duly authenticated by the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are qualified to practice law in the States of Wisconsin and New York. We express no opinion as to the laws of any jurisdiction other than the States of Wisconsin and New York and the Federal laws of the United States.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP